Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grubb & Ellis Company
     We hereby consent to the inclusion in this Annual Report on Form 10K of Grubb & Ellis Company for the years ended December 31, 2009 and 2008 of our report dated November 19, 2009, relating to the statement of financial condition of Grubb & Ellis Securities, Inc. (f.k.a. NNN Capital Corp.) as of December 31, 2008, and the related statements of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2008 and 2007.

San Diego, California	/s/ PKF
March 16, 2010	Certified Public Accountants
A Professional Corporation